Exhibit 1(a)

                      SCUDDER VARIABLE LIFE INVESTMENT FUND

                              DECLARATION OF TRUST

                              DATED MARCH 15, 1985
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                                TABLE OF CONTENTS

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ARTICLE I -- NAME AND DEFINITIONS                                           1

       Section 1.1       Name                                               1
       Section 1.2       Definitions                                        1

ARTICLE II -- TRUSTEES                                                      4

       Section 2.1       General Powers                                     4
       Section 2.2       Investments                                        5
       Section 2.3       Legal Title                                        8
       Section 2.4       Issuance and Repurchase of
                             Securities                                     8
       Section 2.5       Delegation; Committees                             9
       Section 2.6       Collection and Payment                             9
       Section 2.7       Expenses                                           9
       Section 2.8       Manner of Acting; By-laws                         10
       Section 2.9       Miscellaneous Powers                              11
       Section 2.10      Principal Transactions                            12
       Section 2.11      Number of Trustees                                12
       Section 2.12      Election and Term                                 12
       Section 2.13      Resignation and Removal                           13
       Section 2.14      Vacancies                                         13
       Section 2.15      Delegation of Power to Other
                             Trustees                                      15

ARTICLE III -- CONTRACTS                                                   15

       Section 3.1       Underwriting Contract                             15
       Section 3.2       Advisory or Management Contract                   16
       Section 3.3       Affiliations of Trustees or
                             Officers, Etc.                                16
       Section 3.4       Compliance with 1940 Act                          17

ARTICLE IV -- LIMITATIONS OF LIABILITY OF SHAREHOLDERS,                    17
              TRUSTEES AND OTHERS

       Section 4.1       No Personal Liability of Shareholders,
                             Trustees, Etc.                                17
       Section 4.2       Non-Liability of Trustees, Etc.                   19
       Section 4.3       Mandatory Indemnification                         19
       Section 4.4       No Bond Required of Trustees                      22
       Section 4.5       No Duty of Investigation; Notice in
                             Fund Instruments, Etc.                        22
       Section 4.6       Reliance on Experts, Etc.                         23

ARTICLE V -- SHARES OF BENEFICIAL INTEREST                                 24

       Section 5.1       Beneficial Interest                               24
       Section 5.2       Rights of Shareholders                            24
       Section 5.3       Trust Only                                        25


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       Section 5.4       Issuance of Shares                                25
       Section 5.5       Register of Shares                                26
       Section 5.6       Transfer of Shares                                26
       Section 5.7       Notices                                           27
       Section 5.8       Treasury Shares                                   27
       Section 5.9       Voting Powers                                     28
       Section 5.10      Meetings of Shareholders                          29
       Section 5.11      Series Designation                                29

ARTICLE VI -- REDEMPTION AND REPURCHASE OF SHARES                          32

       Section 6.1       Redemption of Shares                              32
       Section 6.2       Price                                             33
       Section 6.3       Payment                                           33
       Section 6.4       Effect of Suspension of                           33
                             Determination of Net Asset Value
       Section 6.5       Repurchase by Agreement                           34
       Section 6.6       Redemption of Shareholder's                       35
                             Interest
       Section 6.7       Redemption of Shares in Order                     35
                             to Qualify as Regulated
                             Investment Company;
                             Disclosure of Holding
       Section 6.8       Reductions in Number of Outstanding
                             Shares Pursuant to Net Asset
                             Value Formula                                 36
       Section 6.9       Suspension of Right of Redemption                 36

ARTICLE VII -- DETERMINATION OF NET ASSET VALUE, NET                        37
               INCOME AND DISTRIBUTIONS

       Section 7.1       Net Asset Value                                   37
       Section 7.2       Distributions to Shareholders                     38
       Section 7.3       Determination of Net Income; Constant             40
                             Net Asset Value; Reduction of
                             Outstanding Shares
       Section 7.4       Power to Modify Foregoing Procedures              41

ARTICLE VIII -- DURATION, TERMINATION OF FUND: AMENDMENT;                  42
                MERGERS, ETC.

       Section 8.1       Duration                                          42
       Section 8.2       Termination of the Fund                           42
       Section 8.3       Amendment Procedure                               44
       Section 8.4       Merger, Consolidation and Sale                    45
                             of Assets
       Section 8.5       Incorporation                                     46


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ARTICLE IX -- REPORTS TO SHAREHOLDERS                                      47

ARTICLE X -- MISCELLANEOUS                                                 47

       Section 10.1      Filing                                            47
       Section 10.2      Governing Law                                     48
       Section 10.3      Counterparts                                      48
       Section 10.4      Reliance by Third Parties                         48
       Section 10.5      Provisions in Conflict with Law or                49
                             Regulations


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                              DECLARATION OF TRUST
                                       OF
                      SCUDDER VARIABLE LIFE INVESTMENT FUND
                              Dated March 15, 1985

      DECLARATION OF TRUST made March 15, 1985 by David S. Lee (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the "Trustees");

      WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

      WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

      NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

                              NAME AND DEFINITIONS

      Section 1.1. Name. The name of the trust created hereby is the "Scudder Variable Life Investment Fund" (the "Fund").

      Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      (a) "By-laws" means the By-laws referred to in Section 2.8 hereof, as from time to time amended.
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      (b) The terms "Commission" and "Interested Person", have the meanings given them in the 1940 Act. Except as otherwise defined by the Trustees in conjunction with the establishment of any series of Shares, the term "vote of a majority of the Shares outstanding and entitled to vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" given it in the 1940 Act.

      (c) "Custodian" means any Person other than the Fund who has custody of any Fund Property as required by ss. 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said ss. 17(f).

      (d) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

      (e) "Distributor" means the party, other than the Fund, to the contract described in Section 3.1 hereof.

      (f) "Fund" means the Scudder Variable Life Investment Fund.

      (g) "Fund Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund or the Trustees.

      (h) "His" shall include the feminine and neuter, as well as the masculine, genders.

      (i) "Investment Adviser" means the party, other than the Fund, to the contract described in Section 3.2 hereof.


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      (j) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

      (k) "Participating Insurance Companies" mean insurance companies offering variable annuity contracts and scheduled-premium and flexible-premium variable life insurance policies.

      (l) "Portfolio" or "Portfolios" individually or collectively means the separate series of the Scudder Variable Life Investment Fund including, but not limited to, the Money Market Portfolio, the Managed Bond Portfolio, the Managed Equity Portfolio and the Managed Diversified Portfolio. The Trustees may from time to time create additional series.

      (m) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      (n) "Separate Account" or "Separate Accounts" mean a unit investment trust.

      (o) "Shareholder" means separate accounts of the Participating Insurance Companies.

      (p) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Fund shall be divided from time to time, including the Shares of any and all series which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. "Outstanding" Shares means those Shares shown from time to time on the books of the Fund or its Transfer Agent as then issued and outstand-


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ing, but shall not include Shares which have been redeemed or repurchased by the
Fund and which are at the time held in the Treasury of the Fund.

      (q) "Transfer Agent" means any Person other than the Fund who maintains the Shareholder records of the Fund, such as the list of Shareholders, the number of Shares credited to each account, and the like.

      (r) The "Trustees" means the person who has signed this Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

      Section 2.1. General Powers. The Trustees shall have exclusive and absolute control over the Fund Property and over the business of the Fund to the same extent as if the Trustees were the sole owners of the Fund Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Fund and carry an its operations in any and all of its branches and maintain offices both within


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and without the Commonwealth of Massachusetts, in any and all states of the
United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

      Section 2.2. Investments. The Trustees shall have the power:

      (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

      (b) To invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; govern-


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ment securities, incuding securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality.

      (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, and to pledge any such securities and repurchase agreements.

      (d) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Fund Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

      (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash, and any interest therein.


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      (f) To borrow money and in this connection issue notes of other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Fund Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Fund Property.

      (g) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Fund Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

      (h) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.


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      The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Fund, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      Section 2.3. Legal Title. Legal title to all the Fund Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Fund therein is deemed appropriately protected. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 2.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the


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provisions set forth in Articles VI and VII and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Fund, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

      Section 2.5. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things and the execution of such instruments either in the name of the Fund or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

      Section 2.6. Collection and Payment. The Trustees shall have power to collect all property due to the Fund; to pay all claims, including taxes, against the Fund Property; to prosecute, defend, compromise or abandon any claims relating to the Fund Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Fund; and to enter into releases, agreements and other instruments.

      Section 2.7. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensa-


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tion from the funds of the Fund to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

      Section 2.8. Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of the entire number of Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Fund and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

      Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Fund, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.


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      Section 2.9. Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Fund; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Fund Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Fund against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Fund would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Fund; (f) to the extent permitted by law, indemnify any person with whom the Fund has dealings, including the Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebted-


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ness or contractual obligations of others; (h) determine and change the fiscal year of the Fund and the method by which its accounts shall be kept; and (i) adopt a seal for the Fund but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Fund.

      Section 2.10. Principal Transactions. Except in transactions not permitted by the 1940 Act or rules and regulations adopted by the Commission, the Trustees may, on behalf of the Fund, buy any securities from or sell any securities to, or lend any assets of the Fund to, any Trustee or officer of the Fund or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or transfer agent or with any Interested Person of such Person; and the Fund may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

      Section 2.11. Number of Trustees. The number of Trustees shall initially be one (1), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

      Section 2.12. Election and Term. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section


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2.14 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at the annual meeting of Shareholders or special meeting in lieu thereof. Except in the event of resignation or removals pursuant to Section 2.13 hereof, each Trustee shall hold office until the next annual meeting of Shareholders or special meeting in lieu thereof and until his successor is elected and qualified.

      Section 2.13. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than three) with cause, by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Section 2.14. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the


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death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by a written instrument signed by a majority, of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this
Section 2.14, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the


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Trustees in office shall be conclusive evidence of the existence of such vacancy.

      Section 2.15. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                                    CONTRACTS

      Section 3.1. Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares to net the Fund not less than the amount provided for in Section 7.1 of Article VII hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party their sales agent for the Shares, and in either case on such terms and conditions as may be prescribed in the By-laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.


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

      Section 3.2. Advisory or Management Contract. The Trustees may in their discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Fund such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine, including the grant of authority to such other party to determine what securities shall be purchased or sold by the Fund and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the Trust's investments.

      Section 3.3. Affiliations of Trustees or Officers, Etc. The fact that:

            (i) any of the Shareholders, Trustees or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1 or 3.2 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Fund, or that


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

            (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections
      3.1 or 3.2 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same or create any liability or accountability to this Fund or its Shareholders.

      Section 3.4. Compliance with 1940 Act. Any contract entered into pursuant to Sections 3.1 or 3.2 shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                   ARTICLE IV

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

     Section 4.1. No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Fund

Property or the acts, obligations or affairs of the Fund. No Trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever to any Person, other than to the Fund or its Shareholders, in connection with Fund Property or the affairs of the Fund, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Fund Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability of the Fund, he shall not, on account thereof, be held to any personal liability. The Fund shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Fund to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.


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

      Section 4.2. Non-Liability of Trustees, Etc. No Trustee, officer, employee or agent of the Fund shall be liable to the Fund, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      Section 4.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

      (i) every person who is, or has been, a Trustee or officer of the Fund shall be indemnified by the Fund to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

      (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Trustee or officer:

            (i) against any liability to the Fund or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

            (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund;

            (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                  (A) by the court or other body approving the settlement or other dispostion; or

                  (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Fund, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Fund other than Trustees and officers may be entitled by contract or otherwise under law.

      (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 4.3 may be advanced by the Fund prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

            (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Fund shall be insured against losses arising out of any such advances; or

            (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

            As used in this Section 4.3, a "Disinterested Trustee" is one who is not (i) an "Interested Person" of the Fund (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

      Section 4.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 4.5. No Duty of Investigation; Notice in Fund Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Fund or undertaking, and every other act or thing whatsoever executed in connection with the Fund shall be conclusively presumed to have been executed or done by the exectors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Fund. Every written obligation, contract, instrument, certificate, Share, other security of the Fund or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Fund under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually, The Trustees shall at all times maintain insurance for the protection of the Fund Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 4.6. Reliance on Experts, Etc. Each Trustee and officer or employee of the Fund shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel, or upon reports made to the Fund by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Trustee.

                                    ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

      Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, all of one class, except as provided in Section 5.11 hereof, without par value. The number of shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

      Section 5.2. Rights of Shareholders. The ownership of the Fund Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

      Section 5.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 5.4. Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund. Contributions to the Fund may be accepted for, and Shares shall be redeemed as, whole Shares and/or l/l,000ths of a Share or integral multiples thereof.

      Section 5.5. Register of Shares. A register shall be kept at the principal office of the Fund or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

      Section 5.6. Transfer of Shares. Shares shall be transferable on the records of the Fund only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Fund. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Fund shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      Section 5.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage pre-paid, addressed to any Shareholder of record at his last known address as recorded on the register of the Fund.

      Section 5.8. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

      Section 5.9. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.12; (ii) with respect to any investment advisory or management contract entered into pursuant to
Section 3.2; (iii) with respect to termination of the Fund as provided in
Section 8.2; (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 8.3; (v) with respect to any merger, consolidation or sale of assets as provided in Section 8.4; (vi) with respect to incorporation of the Fund to the extent and as provided in Section 8.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Fund or the Shareholders; and (viii) with respect to such additional matters relating to the Fund as may be required by this Declaration, the By-laws or any registration of the Fund as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any series of Shares, establish conditions under which the several series shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders' votes and meetings and related matters.

      Section 5.10. Meetings of Shareholders. An annual meeting of the Shareholders shall be held beginning in 198_ and in each year thereafter on such day and at such hour as the Trustees may from time to time determine, either at the principal office of the Fund, or at such other place as may be designated by the Trustees, for the purpose of electing new Trustees in place of and to succeed those whose terms of office expire at that time and for such other purposes as may be specified by the Trustees. If such annual meeting shall not be held as above provided, a special meeting may be held in lieu thereof at any time and any business which might have been transacted at such annual meeting may be transacted at such special meeting and for all purposes hereof such special meeting shall be deemed to be an annual meeting duly held as herein provided.

      Section 5.11. Series Designation. The Trustees, in their discretion, may authorize the division of Shares into two or more series, and the different series shall be established and designated, and the variations in the relative rights and pref-erences as between the different series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different series as to investment objective, purchase price, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all series as the context may require.

      If the Trustees shall divide the Shares of the Fund into two or more series, the following provisions shall be applicable:

      (a) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Fund at their discretion from time to time.

      (b) All consideration received by the Fund for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Fund. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

      (c) The assets belonging to each particular series shall be charged with the liabilities of the Fund in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Fund which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

      The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                                   ARTICLE VI

                   REDEMPTION AND REPURCHASE OF SHARES

      Section 6.1. Redemption of Shares. All Shares of the Fund shall be redeemable, at the redemption price determined in the manner set out in this Declaration. Redeemed or repurchased Shares may be resold by the Fund.

      The Fund shall redeem the Shares at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust's then effective prospectus under the Securities Act of 1933.

      Section 6.2. Price. Shares shall be redeemed at their net asset value determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after receipt of such application.

      Section 6.3. Payment. Payment for such Shares shall be made in cash or in property to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Fund's then effective prospectus under the Securities Act of 1933, subject to the provisions of Section 6.4 hereof.

      Section 6.4. Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 6.9 hereof, the Trustees shall declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Fund shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 after the termination of such suspension, and payment shall be made within seven
(7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

      Section 6.5. Repurchase by Agreement. The Fund may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 7.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

      Section 6.6. Redemption of Shareholder's Interest. The Fund shall have the right at any time without prior notice to the Shareholder to redeem Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns Shares having an aggregate net asset value of less than $1,000 subject to such terms and conditions as the Trustees may approve, and subject to the Fund's giving general notice to all Shareholders of its intention to avail itself of such right, either by publication in the Fund's prospectus, if any, or by such other means as the Trustees may determine.

      Section 6.7. Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Fund has or may become concentrated in any Person to an extent which would disqualify the Fund as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Fund sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Fund into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Fund to any Person whose acquisition of the Shares or other securities of the Fund in question would result in such dis-qualification, The redemption shall be effected at the redemption price and in the manner provided in Section 6.1.

      The holders of Shares or other securities of the Fund shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Fund as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

      Section 6.8. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula. The Fund may also reduce the number of outstanding Shares pursuant to the provisions of Section 7.3.

      Section 6.9. Suspension of Right of Redemption. The Fund may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or
(iv) during any other period when the Commission may for the protection of security holders of the Fund by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. Such suspension shall take effect at such time as the Fund shall specify but not later than the close of business on the business day next following the declaration of suspension; and thereafter there shall be no right of redemption or payment on redemption until the Fund shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Fund shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net-asset value existing after the termination of the suspension.

                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

      Section 7.1. Net Asset Value. The value of the assets of the Fund may be determined on the basis of the amortized cost of such securities by appraisal of the securities owned by the Fund, or by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate. The resulting amount which shall represent the total net assets of the Fund shall be divided by the number of Shares outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares. The net asset value of the Shares shall be determined at least once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

      Section 7.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of the Fund or any assets thereof), and the Trustees may distribute ratably among the Shareholders addi-tional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which Boston banks are not open for business, all as described in the then effective prospectus under the Securities Act of 1933. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Fund or to meet obligations of the Fund, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

      Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes.

      Section 7.3. Determination of Net Income; Constant Net Asset Value; Reduction of Outstanding Shares. The net income of the Fund shall be determined in the manner the Trustees shall provide by resolution. Expenses of the Fund, including the advisory or management fee shall be accrued each day. Such net income may be determined by or under the direction of the Trustees as of the close of trading on the New York Stock Exchange on each day on which such market is open or as of such other time or times as the Trustees shall determine, and, except as provided herein, all the net income of the Fund, so determined, may be declared as a dividend on the Outstanding Shares. If, for any reason, the net income of the Fund determined at any time is a negative amount, the Trustees shall have the power (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of outstanding Shares of the Fund by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of the Fund an asset account in the amount of such negative, net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Fund and shall not be paid to any Shareholder, of dividends declared thereafter upon the Outstanding Shares on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence, in order to cause the net asset value per Share of the Fund to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power to fail to declare a dividend out of net income for the purpose of causing the net asset value per share to be increased to a constant amount. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the net asset value per Share at a constant amount.

      Section 7.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable. Without limiting the generality of the foregoing, the Trustees may establish several series of Shares in accordance with Section 5.11, and declare dividends thereon in such manner as they shall determine.

                                  ARTICLE VIII

                         DURATION; TERMINATION OF FUND;
                            AMENDMENT; MERGERS, ETC.

      Section 8.1. Duration. The Fund shall continue without limitation of time but subject to the provisions of this Article VIII.

      Section 8.2. Termination of the Fund. (a) The Fund may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series of Shares. Upon the termination of the Fund,

            (i) The Fund shall carry on no business except for the purpose of winding up its affairs.

            (ii) The Trustees shall proceed to wind up the affairs of the Fund and all of the powers of the Trustees under this Declaration shall continue until the affairs of the


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

      Fund shall have been wound up, including the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Fund Property shall require Shareholder approval in accordance with Section 8.4 hereof.

            (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

      (b) After termination of the Fund and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Fund an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

      Section 8.3. Amendment Procedure. (a) This Declaration may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code but the Trustees shall not be liable for failing so to do.

      (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Fund by reducing the amount payable thereon upon liquidation of the Fund or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Fund or to permit assessments upon Shareholders.

      (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adop-ted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Fund.

      Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Fund shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      Section 8.4. Merger, Consolidation and Sale of Assets. The Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Fund Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares or by such other vote as may be established by the Trustees with respect to any series of Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote, or such other vote or written consent as may be established by the Trustees with respect to any series of Shares, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

      Section 8.5. Incorporation. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Fund Property or to carry on any business in which the Fund shall directly or indirectly have any interest, and to sell, convey and transfer the Fund Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Fund holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Fund or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Fund Property to such organization or entities.

                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS

      The Trustees shall at least semi-annually submit to the Shareholders a written financial report, which may be included in the Trust's prospectus, of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

      Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Fund appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing,

(c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration,
(e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 10.5. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned has executed this instrument this 15th day of March, 1985.


                                  /s/ David S. Lee
                                  ----------------------
                                  David S. Lee

                          COMMONWEALTH OF MASSACHUSETTS
SUFFOLK, SS.                                                              BOSTON
                                                                  March 15, 1985

      Then personally appeared the above-named David S. Lee, who acknowledged the foregoing instrument to be his free act and deed.

                                   Before me,


                                   /s/ [Illegible]
                                   -----------------------
                                   Notary Public

My commission expires:

My Commission Expires December 3, 1987